AUDIT-REPORT

                                                               EXHIBIT 99.B(2)

   The Board of Directors and Shareholders,
   Merrill Lynch High Income Municipal
   Bond Fund, Inc.:

   We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch High Income Municipal Bond Fund, Inc. as of August 31, 1994, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the three-year period then ended and the period November 2, 1990 (commencement of operations) to August 31, 1991. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at August 31, 1994 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch High Income Municipal Bond Fund, Inc. as of August 31, 1994, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

   Deloitte & Touche LLP
   Princeton, New Jersey
   September 30, 1994

PORTFOLIO ABBREVIATIONS

To simplify the listing of Merrill Lynch High Income Municipal Bond Fund, Inc.'s portfolio holdings in the Schedule of Investments, we have abbreviated the names of many of the securities according to the list below and at right.

AMT            Alternative Minimum Tax (subject to)
COP            Certificates of Participation
CPCR           Collateralized Pollution Control Revenue Bonds
DATES          Daily Adjustable Tax-Exempt Securities
GO             General Obligation Bonds
HFA            Housing Finance Authority
IDA            Industrial Development Authority
IDR            Industrial Development  Revenue Bonds
INFLOS         Inverse Floating Rate Municipal Bonds
M/F            Multi-Family
PCR            Pollution Control Revenue Bonds
RIB            Residual Interest Bonds
S/F            Single-Family
UT             Unlimited Tax
VRDN           Variable Rate Demand Notes


SCHEDULE OF INVESTMENTS                                                                               (in Thousands)
                    S&P   Moody's  Face                                                                      Value
State             Ratings Ratings Amount                        Issue                                      (Note 1a)
Alabama--0.5%        B+     NR    $1,000   Brewton, Alabama, Industrial Development Board, PCR,
                                           Refunding (Container Corporation American Project), 8% due
                                           4/01/2009                                                         $  1,006
Arizona--2.7%        NR     Ba     3,000   Arizona Health Facilities Authority, Hospital Systems Revenue
                                           Refunding Bonds (Saint Luke's Health Systems), 7.25% due
                                           11/01/2014                                                           3,009
                     BB     Ba2    1,000   Maricopa County, Arizona, Pollution Control Corporation, PCR,
                                           Refunding (Public Service Company--Palo Verde), 6.375% due
                                           8/15/2023                                                              917
                     NR     NR     1,280   Pima County, Arizona, IDA, Revenue Bonds (La Hacienda
                                           Project), 9.50% due 12/01/2016                                       1,254
                                           Pinal County, Arizona, IDA, PCR (Magma--Copper/Newmont
                                           Mining Corporation) (a):
                     A1+    P1       200    DATES, 2.35% due 12/01/2009                                           200
                     AA     P1       300    VRDN, 3.25% due 12/01/2009                                            300

California--0.7%     NR     NR     1,500   Long Beach, California, Redevelopment Agency, M/F Housing
                                           Revenue Refunding Bonds (Pacific Court Apartments), AMT,
                                           Issue B, 6.80% due 9/01/2013                                         1,470
Colorado--7.1%       BBB+   Baa1   2,000   Colorado Health Facilities Authority, Hospital Revenue Bonds
                                           (P/SL Healthcare System Project), Series A, 6.875% due
                                           2/15/2023                                                            1,991
                     BBB-   NR     1,000   Colorado Health Facilities Financial Authority, Revenue
                                           Refunding Bonds (National Jewish Center Immunization Project),
                                           6.875% due 2/15/2012                                                   994
                                           Denver, Colorado, City and County Airport Revenue Bonds:
                     BB     Baa    2,000    AMT, Series A, 7.50% due 11/15/2023                                 1,931
                     BB     Baa      900    AMT, Series A, 8% due 11/15/2025                                      909
                     BB     Baa    2,000    AMT, Series B, 7.50% due 11/15/2025                                 1,957
                     BB     Baa    2,000    AMT, Series D, 7.75% due 11/15/2013                                 2,012
                     BB     Baa    1,250    Series A, 7.50% due 11/15/2012                                      1,250
                     BB     Baa    2,000    Series A, 7.25% due 11/15/2025                                      1,949
                     NR     NR     2,000   Mountain Village Metropolitan District, Colorado, Refunding
                                           Bonds (San Miguel County), UT, 8.10% due 12/01/2011                  2,179

Connecticut--1.0%    NR     NR     1,950   New Haven, Connecticut, Facilities Revenue Bonds (Hill Health
                                           Corporation Project), 9.25% due 5/01/2017                            2,134

District of          BBB    NR     3,000   District of Columbia, COP, GO, 7.30% due 1/01/2013                   3,067
Columbia--1.4%

SCHEDULE OF INVESTMENTS (continued)                                                                   (in Thousands)
                    S&P   Moody's  Face                                                                      Value
State             Ratings Ratings Amount                        Issue                                      (Note 1a)
Florida--0.7%        BB-    NR    $  960   Jacksonville, Florida, Port Authority, IDA, Revenue Refunding
                                           Bonds (United States Gypsum Corporate Project), 7.25% due
                                           10/01/2014                                                        $    947
                     A1     VMIG1    400   Pinellas County, Florida, Health Facilities Authority,
                                           Revenue Refunding Bonds (Pooled Hospital Loan Project), DATES,
                                           3.25% due 12/01/2015 (a)                                               400
                     A1     VMIG1    200   Saint Lucie County, Florida, PCR, Refunding (Florida Power
                                           and Light Company Project), VRDN, 3.25% due 1/01/2026 (a)              200

Georgia--2.2%        NR     NR     2,535   Atlanta, Georgia, Urban Residential Finance Authority, College
                                           Facilities Revenue Bonds (Morris Brown College Project),
                                           9.50% due 6/01/2011                                                  2,484
                     NR     NR     2,000   Atlanta, Georgia, Urban Residential Finance Authority, M/F
                                           Mortgage Revenue Bonds (Northside Plaza Apartments Project),
                                           9.75% due 11/01/2020                                                 2,110

Hawaii--0.8%         AAA    NR     1,750   Hawaii State Department of Budget and Finance, Special
                                           Purpose Mortgage Revenue Bonds (Citizens Utility Company),
                                           RIB, Series 91-B, 9.689% due 11/01/2021 (g)                          1,811

Illinois--2.3%       BB     Baa2     470   Chicago, Illinois, O'Hare International Airport, Special
                                           Facilities Revenue Bonds (United Airlines), AMT, Series B,
                                           8.95% due 5/01/2018                                                    512
                     BBB+   NR     2,000   Illinois Educational Facilities Authority Revenue Bonds
                                           (Chicago Osteopathic Health System), 7.25% due 5/15/2022             2,032
                     NR     Baa1   1,250   Illinois Health Facilities Authority Revenue Bonds (Holy Cross
                                           Hospital Project), 6.75% due 3/01/2024                               1,222
                     BBB    NR     1,000   Lansing, Illinois, Tax Increment Revenue Refunding Bonds, 7%
                                           due 12/01/2008                                                       1,038
Indiana--0.7%        A      NR     1,500   Indiana Bond Bank, Special Hospital Program Revenue Bonds
                                           (Hendricks Community Hospital), Series A, 7.125% due 4/01/2013       1,570

Iowa--0.7%           NR     NR     1,500   Iowa Finance Authority, Health Care Facilities Revenue Bonds
                                           (Mercy Health Initiatives Project), 9.95% due 7/01/2019              1,579

Kentucky--4.1%                             Jefferson County, Kentucky, First Mortgage Revenue Bonds
                                           (Christian Church Homes):
                     BBB    NR       600    6.125% due 11/15/2013                                                 556
                     BBB    NR     1,165    6.125% due 11/15/2018                                               1,034
                     AAA    Aaa    4,000   Louisville, Kentucky, Hospital Revenue Bonds, INFLOS, 9.612%
                                           due 10/01/2014 (b)(g)                                                4,235
                     NR     NR     3,000   Perry County, Kentucky, Solid Waste Disposal Revenue Bonds,
                                           AMT, 7% due 6/01/2024                                                2,977
Louisiana--5.2%      NR     Baa3   3,500   Lake Charles, Louisiana, Harbor and Terminal District, Port
                                           Facilities Revenue Refunding Bonds (Trunkline LNG Company
                                           Project), 7.75% due 8/15/2022                                        3,773
                     BBB+   Baa1   1,000   Louisiana Public Facilities Authority, Hospital Revenue Bonds
                                           (Woman's Hospital Foundation Project), 7.25% due 10/01/2022          1,016
                     NR     A      1,000   Louisiana Public Facilities Authority, Student Loan Revenue
                                           Bonds, AMT, Series A-3, 7% due 9/01/2006                             1,041
                     BB-    NR     3,000   Port New Orleans, Louisiana, IDA, Revenue Refunding Bonds
                                           (Continental Grain Company Project), 7.50% due 7/01/2013             3,017
                     BBB-   NR     2,000   West Feliciana Parish, Louisiana, PCR (Gulf States Utilities),
                                           Series II, 7.70% due 12/01/2014                                      2,171

SCHEDULE OF INVESTMENTS (continued)                                                                   (in Thousands)
                    S&P   Moody's  Face                                                                      Value
State             Ratings Ratings Amount                        Issue                                      (Note 1a)
Massachusetts--8.1%  NR     NR    $1,200   Boston, Massachusetts, Industrial Development Financing
                                           Authority, Solid Waste Disposal Facility Revenue Bonds
                                           (Jet-A-Way Project), AMT, 10.50% due 1/01/2011                    $  1,326
                     NR     Ba     1,325   Lawrence, Massachusetts, GO, 9.875% due 12/15/1998                   1,546
                     AAA    Aaa    3,500   Massachusetts Health and Educational Facilities Authority
                                           Revenue Bonds (Beth Israel Hospital), INFLOS, 8.472% due
                                           7/01/2025 (e)(g)                                                     3,325
                     NR     NR     1,205   Massachusetts Health and Educational Facilities Authority
                                           Revenue Bonds (North Adams Regional Hospital), Series B,
                                           8% due 7/01/1998                                                     1,301
                     NR     B1     1,675   Massachusetts Industrial Finance Agency Revenue Bonds (Bay
                                           Cove Human Services Inc.), 8.38% due 4/01/2019                       1,717
                     NR     NR     1,000   Massachusetts Industrial Finance Agency, Solid Waste
                                           Disposal Revenue Bonds (Molten Metal Technology Project),
                                           AMT, 8.25% due 8/01/2014                                             1,000
                     BB+    Ba1    1,600   Massachusetts Industrial Finance Authority Revenue Bonds
                                           (Vinfen Corporate Issue), 7.10% due 11/15/2018                       1,512
                     NR     NR     5,000   Massachusetts Port Authority Revenue Bonds (Harborside Hyatt
                                           Project), AMT, 10% due 3/01/2026                                     5,450

Michigan--2.3%       BBB    Ba1    2,900   Detroit, Michigan, GO, UT, Series A, 8.70% due 4/01/2010             3,276
                     A1+    VMIG1  1,700   Grand Rapids, Michigan, Water Supply System, Revenue
                                           Refunding Bonds, VRDN, 3.30% due 1/01/2020 (a)(h)                    1,700

Minnesota--3.1%                            Saint Paul, Minnesota, Housing and Redevelopment Authority,
                                           Hospital Revenue Bonds (Healtheast Project):
                     BBB-   Baa    1,000    Series B, 6.625% due 11/01/2017                                       955
                     BBB-   Baa    4,820    Series D, 9.75% due 11/01/2017                                      5,583

Mississippi--0.5%    NR     Baa    1,000   Mississippi Hospital Equipment and Facilities Authority
                                           Revenue Bonds (Riley Memorial Hospital), Series B, 7.125%
                                           due 5/01/2022                                                        1,004

Missouri--5.2%       BBB-   NR     3,000   Joplin, Missouri, IDA, Hospital Facilities Revenue Refunding
                                           and Improvement Bonds (Tri-State Osteopathic Project), 8.25%
                                           due 12/15/2014                                                       3,254
                                           Missouri Health and Educational Facilities Authority Revenue
                                           Bonds (Southwest Baptist University Project):
                     BB     NR       905    9.50% due 10/01/2001                                                1,041
                     BB     NR     3,690    9.50% due 10/01/2011                                                4,367
                     AAA    Aaa    2,000   Phelps County, Missouri, Hospital Revenue Bonds (Phelps
                                           County Regional Medical Center), 8.30% due 3/01/2000 (d)             2,343
Montana--0.9%        NR     NR     2,000   Montana State Investment Board, Resource Recovery Revenue
                                           Bonds (Yellowstone Energy Light & Power Project), AMT, 7%
                                           due 12/31/2019                                                       1,944

Nevada--1.3%         BBB+   NR     3,000   Las Vegas, Nevada, Downtown Redevelopment Agency, Tax
                                           Increment Revenue Bonds (Fremont Street Project), Series A,
                                           6.10% due 6/15/2014                                                  2,854
New                  BBB+   Baa1   1,845   New Hampshire Higher Educational and Health Facilities
Hampshire--2.6%                            Authority Revenue Bonds (Saint Joseph Hospital), 7.50% due
                                           1/01/2016                                                            1,906
                     BB+    Baa3   3,450   New Hampshire, IDA, PCR (Public Service Company New
                                           Hampshire Project), Series B, 7.50% due 5/01/2021                    3,575

New Jersey--5.8%     BBB+   Baa1   2,000   Camden County, New Jersey, Pollution Control Financing
                                           Authority, Solid Waste Resource Recovery Revenue Bonds,
                                           Series D, 7.25% due 12/01/2010                                       2,014
                                           New Jersey Health Care Facilities, Financing Authority
                                           Revenue Bonds:
                     NR     NR     4,800    (Riverwood Center), Series A, 9.90% due 7/01/2021                   5,304
                     BBB-   Baa    4,700    (Saint Elizabeth Hospital), Series B, 8.25% due 7/01/2020           5,075

SCHEDULE OF INVESTMENTS (continued)                                                                   (in Thousands)
                    S&P   Moody's  Face                                                                      Value
State             Ratings Ratings Amount                        Issue                                      (Note 1a)
New Mexico--1.3%     BB     Ba2   $2,000   Farmington, New Mexico, PCR, Refunding (Public Service
                                           Company--San Juan Project), Series A, 6.40% due 8/15/2023         $  1,840
                     A      A3     1,000   Lordsburg, New Mexico, PCR, Refunding (Phelps Dodge
                                           Corporate Project), 6.50% due 4/01/2013                              1,016
New York--3.8%                             New York City, New York, GO, UT:
                     A-     Aaa    1,850    Series B, 8.25% due 6/01/2001 (d)                                   2,213
                     A-     Baa1   5,260    Series C, 7.50% due 8/01/2021                                       5,683
                     A1+    NR       200   New York City, New York, IDA, IDR (Japan Airlines Company
                                           Ltd. Project), AMT, VRDN, 2.75% due 11/01/2015 (a)                     200

North                NR     VMIG1    100   Person County, North Carolina, Industrial Facilities and
Carolina--0.0%                             Pollution Control Financing Authority, Solid Waste Disposal
                                           Revenue Bonds (Carolina Power and Light Company), AMT, DATES,
                                           3.30% due 11/01/2016 (a)                                               100

Ohio--4.1%           NR     NR     1,725   Cincinnati, Ohio, Student Loan Funding Corporation, Revenue
                                           Refunding Bonds, AMT, Series B, 6.75% due 1/01/2007                  1,761
                     AAA    Aaa    2,000   Ohio, HFA, S/F Mortgage Revenue Bonds, Series A2, AMT, RIB,
                                           10.287% due 3/24/2031 (c)(g)                                         2,040
                     BB     Baa3   2,500   Ohio State Air Quality Development Authority, CPCR, Refunding
                                           (Cleveland Electric Company), AMT, 6.85% due 7/01/2023               2,406
                     BB     Ba2    2,500   Ohio State Water Development Authority, Pollution Control
                                           Facilities Revenue Bonds (Toledo Edison Company Project),
                                           Series A, AMT, 7.40% due 11/01/2022                                  2,528

Oklahoma--0.5%       BB-    NR       985   Blaine County, Oklahoma, Industrial Authority, IDA, Revenue
                                           Bonds (United States Gypsum Corp. Project), 7.25% due
                                           10/01/2010                                                             989
Oregon--1.4%         NR     NR     1,000   Western Generation Agency, Oregon, Cogeneration Project
                                           Revenue Bonds (Wauna Cogeneration Project), Series B, AMT,
                                           7.40% due 1/01/2016                                                  1,011
                     B+     NR     1,955   Yamhill County, Oregon, PCR, Refunding (Smurfit Newsprint
                                           Corporate Project), 8% due 12/01/2003                                1,984

Pennsylvania--10.8%  BB+    Baa3   1,750   Allegheny County, Pennsylvania, IDA, Revenue Refunding Bonds
                                           (Environmental Improvement), Series A, 6.70% due 12/01/2020          1,751
                     BBB-   NR     5,000   McKean County, Pennsylvania, Hospital Authority Revenue
                                           Bonds (Bradford Hospital Project), 8.875% due 10/01/2020             5,920
                     BBB    NR     1,710   Montgomery County, Pennsylvania, Higher Education and Health
                                           Authority, Hospital Revenue Bonds (Jeanes Health System
                                           Project), 8.625% due 7/01/2000 (d)                                   2,045
                                           Montgomery County, Pennsylvania, IDA, Revenue Refunding
                                           Bonds:
                     NR     NR     1,500    (1st Mortgage-Meadowood Corporation Project), Series A,
                                            10.25% due 12/01/2020                                               1,635
                     NR     Ba     3,500    (Pennsburg Nursing and Rehabilitation Center), 7.625% due
                                            7/01/2018                                                           3,498
                     BB     Ba     1,500   Pennsylvania Convention Center Authority, Revenue Refunding
                                           Bonds, Series A, 6.75% due 9/01/2019                                 1,477
                     NR     NR     2,000   Pennsylvania Economic Development Financing Authority, IDR
                                           (GEHL Company Inc. Project), AMT, Series F, 9% due 9/01/2010         2,054
                     BBB-   NR     1,500   Pennsylvania Economic Development Financing Authority,
                                           Resource Recovery Revenue Bonds (Colver Project), AMT,
                                           Series D, 7.15% due 12/01/2018                                       1,510
                     NR     NR     3,000   Washington County, Pennsylvania, Hospital Authority Revenue
                                           Refunding Bonds (Canonsburg General Hospital Project), 7.35%
                                           due 6/01/2013                                                        3,035

SCHEDULE OF INVESTMENTS (concluded)                                                                    (in Thousands)
                    S&P   Moody's  Face                                                                      Value
State             Ratings Ratings Amount                        Issue                                      (Note 1a)
Rhode Island--1.5%   BBB+   NR    $1,500   Rhode Island Health and Educational Building Corporation,
                                           Hospital Revenue Bonds (South County Hospital), 7.25% due
                                           11/01/2011                                                        $  1,544
                     NR     Ba     1,615   West Warwick, Rhode Island, GO, UT, Series A, 6.80% due
                                           7/15/1998                                                            1,670
South Carolina--0.7% NR     Baa1   1,500   Horry County, South Carolina, Hospital Facilities Revenue
                                           Refunding Bonds (Conway Hospital, Inc.), 6.75% due 7/01/2012         1,508

South Dakota--0.5%   BBB    Baa    1,000   South Dakota Health and Educational Facilities Authority,
                                           Revenue Refunding Bonds (Prairie Lakes Health Care), 7.25%
                                           due 4/01/2022                                                        1,012

Tennessee--3.3%      NR     NR     4,265   Knox County, Tennessee, Health, Educational and Housing
                                           Facilities Board, Hospital Facilities Revenue Bonds (Baptist
                                           Health Systems of East Tennessee), 8.60% due 4/15/2016               4,516
                     BBB-   Baa1   2,500   McMinn County, Tennessee, Industrial Development Board,
                                           Solid Waste Disposal Revenue Bonds (Calhoun Newsprint), AMT,
                                           7.40% due 12/01/2022                                                 2,594

Texas--8.5%          BBB    Baa2   1,250   Brazos River Authority, Texas, PCR (Texas Utilities
                                           Electric Company), AMT, Series A, 8.125% due 2/01/2020               1,367
                                           Dallas-Fort Worth, Texas, International Airport Facilities
                                           Improvement Corporation Revenue Bonds:
                     BB+    Baa2   3,000    (American Airlines, Inc.), AMT, 7.25% due 11/01/2030                2,892
                     BB     Ba1    3,375    (Delta Airlines Incorporated), 6.25% due 11/01/2013                 3,047
                     BBB    A      1,500   Ector County, Texas, Hospital Revenue Bonds (Ector County
                                           Hospital), 7.30% due 4/15/2012                                       1,550
                     NR     NR     1,000   Gulf Coast, Texas, Waste Disposal Authority, PCR and Solid
                                           Waste Disposal Revenue Bonds (Diamond Shamrock Corporation
                                           Project), 6.75% due 6/01/2009                                        1,000
                     BBB-   Baa    4,920   Jefferson County, Texas, Health Facilities Development
                                           Corporation, Hospital Revenue Bonds (Baptist Healthcare
                                           Systems Project), 8.875% due 6/01/2021                               5,489
                     BBB    NR     1,500   Midland County, Texas, Hospital District Revenue Bonds
                                           (Midland Memorial Hospital), 7.50% due 6/01/2016                     1,572
                     NR     NR     1,845   Swisher County, Texas, Jail Facilities Financing Corporation
                                           Revenue Bonds (Criminal Detention Center), 9.75% due
                                           8/01/2009 (f)                                                           --
                     BBB    Baa2   1,000   West Side Calhoun County, Texas, Navigation District, Solid
                                           Waste Revenue Bonds (Union Carbide Chemical and Plastics),
                                           AMT, 8.20% due 3/15/2021                                             1,091

Utah--1.5%           AAA    Aaa    3,000   Salt Lake City, Utah, Hospital Revenue Refunding Bonds (IHC
                                           Hospitals, Inc.), INFLOS, 10.123% due 5/15/2020 (e)(g)               3,176

Wisconsin--1.1%      NR     B1     2,350   Walworth, Wisconsin, IDA, Revenue Refunding Bonds (United
                                           States Gypsum Corp. Project), 7.25% due 5/01/2010                    2,360

Total Investments (Cost--$202,857)--98.9%                                                                     210,710

Other Assets Less Liabilities--1.1%                                                                             2,248
                                                                                                             --------
Net Assets--100.0%                                                                                           $212,958
                                                                                                             ========

 (a)The interest rate is subject to change periodically based upon the prevailing market rate. The interest rate shown is the rate in effect at August 31, 1994.
 (b)MBIA Insured.
 (c)GNMA Collateralized.
 (d)Prerefunded.
 (e)AMBAC Insured.
 (f)Non-income producing security.
 (g)The interest rate is subject to change periodically and inversely to the prevailing market rate. The interest rate shown is the rate in effect at August 31, 1994.
 (h)FGIC Insured.
NR--Not Rated.

    Ratings of issues shown have not been audited by Deloitte & Touche
    LLP.

    See Notes to Financial Statements.

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of August 31, 1994
Assets:           Investments, at value (identified cost--$202,856,604) (Note 1a)                           $210,709,836
                  Cash                                                                                             8,513
                  Receivables:
                    Interest                                                             $  4,070,376
                    Securities sold                                                         2,647,647
                    Capital shares sold                                                       264,576          6,982,599
                                                                                         ------------
                  Deferred organization expenses (Note 1e)                                                        51,074
                  Prepaid registration fees and other assets (Note 1e)                                            10,703
                                                                                                            ------------
                  Total assets                                                                               217,762,725
                                                                                                            ------------

Liabilities:      Payables:
                    Securities purchased                                                    3,954,072
                    Dividends to shareholders (Note 1g)                                       455,273
                    Investment adviser (Note 2)                                               173,804
                    Administration (Note 2)                                                    45,738
                    Capital shares redeemed                                                       366          4,629,253
                                                                                         ------------
                  Accrued expenses and other liabilities                                                         175,093
                                                                                                            ------------
                  Total liabilities                                                                            4,804,346
                                                                                                            ------------

Net Assets:       Net assets                                                                                $212,958,379
                                                                                                            ============

Net Assets        Common stock, $.10 par value, 200,000,000 shares authorized                               $  1,950,625
Consist of:       Paid-in capital in excess of par                                                           200,357,571
                  Undistributed realized capital gains--net                                                    2,796,951
                  Unrealized appreciation on investments--net                                                  7,853,232
                                                                                                            ------------
                  Net assets--Equivalent to $10.92 per share based on 19,506,250 shares
                  of capital outstanding                                                                    $212,958,379
                                                                                                            ============
                  See Notes to Financial Statements.

Statement of Operations
                                                                                                      For the Year Ended
                                                                                                         August 31, 1994
Investment        Interest and amortization of premium and discount earned                                $ 16,203,513
Income
(Note 1d):

Expenses:         Investment advisory fees (Note 2)                                                            2,111,003
                  Administrative fees (Note 2)                                                                   555,527
                  Transfer agent fees (Note 2)                                                                   109,848
                  Professional fees                                                                               94,021
                  Listing fees                                                                                    89,348
                  Printing and shareholder reports                                                                77,621
                  Advertising                                                                                     55,909
                  Registration fees (Note 1e)                                                                     52,694
                  Amortization of organization expenses (Note 1e)                                                 43,665
                  Accounting services (Note 2)                                                                    39,397
                  Directors' fees and expenses                                                                    25,613
                  Custodian fees                                                                                  23,853
                  Pricing services                                                                                11,524
                  Other                                                                                            5,946
                                                                                                            ------------
                  Total expenses before reimbursement                                                          3,295,969
                  Reimbursement of expenses (Note 2)                                                              (3,563)
                                                                                                            ------------
                  Total expenses after reimbursement                                                           3,292,406
                                                                                                            ------------
                  Investment income--net                                                                      12,911,107
                                                                                                            ------------

Realized &        Realized gain on investments--net                                                            3,571,349
Unrealized        Change in unrealized appreciation on investments--net                                      (12,998,193)
Gain (Loss) on                                                                                              ------------
Investments--Net  Net Increase in Net Assets Resulting from Operations                                      $  3,484,263
(Notes 1d & 3):                                                                                             ============
                  See Notes to Financial Statements.


Statements of Changes in Net Assets

                                                                                          For the Year Ended August 31,
Increase (Decrease) in Net Assets:                                                          1994                 1993
Operations:       Investment income--net                                                 $ 12,911,107       $ 11,632,598
                  Realized gain on investments--net                                         3,571,349          1,137,534
                  Change in unrealized appreciation on investments--net                   (12,998,193)        12,041,409
                                                                                         ------------       ------------
                  Net increase in net assets resulting from operations                      3,484,263         24,811,541
                                                                                         ------------       ------------

Dividends &       Investment income--net                                                  (12,911,107)       (11,632,598)
Distributions     Realized gain on investments--net                                        (1,365,806)          (851,810)
To Shareholders                                                                          ------------       ------------
(Note 1g):        Net decrease in net assets resulting from dividends and
                  distributions to shareholders                                           (14,276,913)       (12,484,408)
                                                                                         ------------       ------------

Capital Share     Net increase in net assets derived from capital share
Transactions      transactions                                                              6,828,611         33,860,084
(Note 4):                                                                                ------------       ------------

Net Assets:       Total increase (decrease) in net assets                                 (3,964,039)         46,187,217
                  Beginning of year                                                       216,922,418        170,735,201
                                                                                         ------------       ------------
                  End of year                                                            $212,958,379       $216,922,418
                                                                                         ============       ============

                  See Notes to Financial Statements.


FINANCIAL INFORMATION (concluded)
Financial Highlights
                                                                                                   For the
                                                                                                   Period
The following per share data and ratios have been derived                                          Nov. 2,
from information provided in the financial statements.                                           1990++  to
                                                                 For the Year Ended August 31,     Aug, 31,
Increase (Decrease) in Net Asset Value:                           1994       1993        1992        1991
Per Share         Net asset value, beginning of period         $   11.44   $   10.74   $   10.29   $   10.00
Operating                                                      ---------   ---------   ---------   ---------
Performance:      Investment income--net                             .65         .68         .71         .63
                  Realized and unrealized gain (loss) on
                  investments--net                                  (.45)        .75         .50         .29
                                                               ---------   ---------   ---------   ---------
                  Total from investment operations                   .20        1.43        1.21         .92
                                                               ---------   ---------   ---------   ---------
                  Less dividends and distributions:
                    Investment income--net                          (.65)       (.68)       (.71)       (.63)
                    Realized gain on investments--net               (.07)       (.05)       (.05)         --
                                                               ---------   ---------   ---------   ---------
                  Total dividends and distributions                 (.72)       (.73)       (.76)       (.63)
                                                               ---------   ---------   ---------   ---------
                  Net asset value, end of period               $   10.92   $   11.44   $   10.74   $   10.29
                                                               =========   =========   =========   =========
Total Investment  Based on net asset value per share               1.75%      13.83%      12.29%       9.43%+++
Return:**                                                      =========   =========   =========   =========

Ratios to         Expenses, net of reimbursement                   1.48%       1.37%       1.30%        .84%*
Average                                                        =========   =========   =========   =========
Net Assets:       Expenses                                         1.48%       1.47%       1.55%       1.76%*
                                                               =========   =========   =========   =========
                  Investment income--net                           5.81%       6.17%       6.85%       7.43%*
                                                               =========   =========   =========   =========
Supplemental      Net assets, end of period (in thousands)     $ 212,958   $ 216,922   $ 170,735   $ 114,628
Data:                                                          =========   =========   =========   =========
                  Portfolio turnover                              28.51%      28.74%      31.74%      75.92%
                                                               =========   =========   =========   =========

                 ++Commencement of Operations.
                +++Aggregate total investment return.
                  *Annualized.
                 **Total investment returns exclude the effects of
                   sales loads. The Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.

                   See Notes to Financial Statements.

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch High Income Municipal Bond Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Municipal bonds are traded primarily in the over-the-counter markets and are valued at the most recent bid price or yield equivalent as obtained by the Fund's pricing service from dealers that make markets in such securities. Financial futures contracts, which are traded on exchanges, are valued at their closing prices as of the close of such exchanges. Options, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges or, lacking any sales, at the last available bid price. Securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

(b) Financial futures contracts--The Fund may purchase or sell certain financial futures contracts and options thereon for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income is recognized on the accrual basis. Discounts and market premiums are amortized into interest income. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Deferred organization expenses and prepaid registration fees-- Deferred organization expenses are amortized on a straight-line basis over a five-year period. Prepaid registration fees are charged to expense as the related shares are issued.

(f) Non-income producing investments--Written and purchased options are non-income producing investments.

(g) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and
Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM" or "Adviser"). Effective January 1, 1994, the investment advisory business of MLAM was reorganized from a corporation to a limited partnership. Both prior to and after the reorganization, ultimate control of MLAM was vested with Merrill Lynch & Co., Inc. ("ML & Co."). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of ML & Co. The limited partners are ML & Co. and Merrill Lynch Investment Management, Inc. ("MLIM"), which is also an indirect wholly-owned subsidiary of ML & Co. The Fund has also entered into a Distribution Agreement with Merrill Lynch Funds Distributor, Inc. ("MLFD" or "Distributor"), an indirect wholly- owned subsidiary of ML & Co.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee at an annual rate of 0.95% of the Fund's average daily net assets.

The Fund also has entered into an Administrative Services Agreement with MLAM whereby MLAM will receive a fee equal to an annual rate of 0.25% of the Fund's average daily net assets, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. The Investment Advisory Agreement obligates MLAM to reimburse the Fund to the extent the Fund's expenses (excluding interest, taxes, brokerage fees and commissions, and extraordinary items) exceed (a) 2.0% of the Fund's average daily net assets or (b) 2.5% of the Fund's first $30 million of average daily net assets, 2.0% of the next $70 million of average daily net assets, and 1.5% of the average daily net assets in excess thereof. MLAM's obligation to reimburse the Fund is limited to the amount of the investment advisory fee. No fee payment will be made to the Investment Adviser during any fiscal year which will cause such expenses to exceed the most restrictive expense limitation applicable at the time of such payment. MLAM has voluntarily agreed to waive a portion of the combined investment advisory and administrative fees. For the year ended August 31, 1994, MLAM earned fees of $2,111,003, of which $3,563 was waived.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLIM, MLFD, FDS, PSI, MLPF&S, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended August 31, 1994 were $59,834,412 and $57,064,356, respectively.

Net realized and unrealized gains as of August 31, 1994 were as follows:

                                   Realized        Unrealized
                                    Gains            Gains

Long-term investments            $ 2,846,080      $  7,853,232
Financial futures contracts          725,269                --
                                 -----------      ------------
Total                            $ 3,571,349      $  7,853,232
                                 ===========      ============


As of August 31, 1994, net unrealized appreciation for Federal income tax purposes aggregated $7,853,232, of which $10,724,635 related to appreciated securities and $2,871,403 related to depreci- ated securities. The aggregate cost of investments at August 31, 1994 for Federal income tax purposes was $202,856,604.

4. Capital Share Transactions:
Transactions in capital shares were as follows:

For the Year Ended                                    Dollar
August 31, 1994                      Shares           Amount

Shares sold                        2,811,953      $ 31,764,655
Shares issued to share-
holders in reinvest-
ment of dividends                    526,098         5,902,562
                                 -----------      ------------
Total issued                       3,338,051        37,667,217
Shares tendered                   (2,797,604)      (30,838,606)
                                 -----------      ------------
Net increase                         540,447      $  6,828,611
                                 ===========      ============

For the Year Ended                                   Dollar
August 31, 1993                      Shares          Amount

Shares sold                        4,347,002      $ 48,160,844
Shares issued to share-
holders in reinvestment
of dividends                         465,531         4,748,066
                                 -----------      ------------
Total issued                       4,812,533        52,908,910
Shares tendered                   (1,739,446)      (19,048,826)
                                 -----------      ------------
Net increase                       3,073,087      $ 33,860,084
                                 ===========      ============